Exhibit 4.1

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of May 24, 2016 by and among CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company (the “Company”), CLOUD PEAK ENERGY FINANCE CORP., a Delaware corporation (the “Co-issuer” and, together with the Company, the “Issuers”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States and having a corporate trust office at 1100 North Market Street, Wilmington, Delaware 19890 (the “Successor Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 625 Marquette Avenue, N9311-110, Minneapolis, Minnesota 55402-2308 (the “Resigning Trustee”).

RECITALS:

WHEREAS, the Issuers, the Parent Guarantor, the Subsidiary Guarantors named therein and the Resigning Trustee are party to an Indenture, dated as of March 11, 2014 (the “Base Indenture”), as amended and supplemented by that certain First Supplemental Indenture (herein so called), dated as of March 11, 2014 and that certain Second Supplemental Indenture (herein so called), dated as of September 1, 2015  (the Base Indenture, as so amended and supplemented, the “Indenture”);

WHEREAS, pursuant to the Indenture, on or about March 11, 2014, the Issuers issued $200,000,000 in principal amount of their 6.375% Senior Notes due 2024 (the “Notes”) in the form of a single global note registered in the name of CEDE & CO. (the “Global Note”);

WHEREAS, the Issuers appointed Resigning Trustee as the trustee (the “Trustee”), registrar (the “Registrar”), paying agent (the “Paying Agent”), and custodian with respect to the Global Note (the “Note Custodian”) under the Indenture;

WHEREAS, the Indenture provides that the Trustee may at any time resign by giving written notice of its resignation to the Issuers, effective upon the acceptance by a successor trustee of its appointment as Trustee;

WHEREAS, the Indenture provides that, if the Trustee shall resign, the Issuers shall promptly appoint a successor trustee;

WHEREAS, the Indenture provides that any successor trustee appointed in accordance with the Indenture shall deliver to the Issuers and to its predecessor trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor trustee shall become effective, and such successor trustee shall have all of the rights, powers and duties of the Trustee under the Indenture;

WHEREAS, the Indenture provides that the Issuers may appoint a Registrar, Paying Agent and Note Custodian for the Notes;

WHEREAS, the Resigning Trustee has given written notice to the Issuers that it is resigning as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture;

WHEREAS, the Issuers desire to appoint Successor Trustee as successor Trustee, Registrar, Paying Agent and Note Custodian under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Registrar, Paying Agent and Note Custodian under the Indenture;

NOW, THEREFORE, the Issuers, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

THE RESIGNING TRUSTEE

1.1                               Pursuant to Section 8.08 of the Indenture, Resigning Trustee has by letter notified the Issuers that Resigning Trustee is resigning as Trustee under the Indenture, effective as of the First Effective Date (defined below) and as Registrar, Paying Agent and Note Custodian under the Indenture effective as of the Second Effective Date (defined below).

1.2                               Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a)                                 Each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture was validly and lawfully executed and delivered by the Resigning Trustee and each is in full force and effect.

(b)                                 No amendments or supplements to the Indenture have been executed, other than the First Supplemental Indenture and the Second Supplemental Indenture.

(c)                                  No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of Responsible Officers of Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver.

(d)                                 There is no action, suit or proceeding pending or, to the best knowledge of Responsible Officers of Resigning Trustee, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.

(e)                                  As of the Second Effective Date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.

(f)                                   Pursuant to Section 3.05 of the Indenture, Resigning Trustee has duly authenticated and delivered $200,000,000 aggregate principal amount of Notes.  As of the date hereof, there are currently outstanding $200,000,000 in aggregate principal amount of the Notes; and interest has been paid to, but excluding, March 15, 2016, the most recent date on which interest is required to be paid in accordance with the terms of such Notes.

(g)                                  The register in which it has registered and transferred registered Notes accurately reflects the amount of Notes issued and outstanding and the amounts payable thereon.

(h)                                 Each person who so authenticated the Notes was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Notes at the respective times of such authentication and the signature of such person or persons appearing on such Notes is each such person’s genuine signature.

(i)                                     This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(j)                                    No Responsible Officer of the Resigning Trustee has received notice from the Issuers or any Holder that a default or Event of Default under the Indenture has occurred and is continuing, and no Responsible Officer of the Resigning Trustee has actual knowledge that a default or Event of Default has occurred and is continuing under the Indenture.

1.3                               Effective as of the First Effective Date, Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers, trusts and duties of the Trustee under the Indenture.  Effective as of the Second Effective Date, Resigning Trustee acknowledges that it no longer has duties of Registrar, Paying Agent and Note Custodian, and to the extent necessary under applicable law, assigns any rights and powers it may have as Registrar, Paying Agent and Note Custodian to Successor Trustee.  Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Registrar, Note Custodian and Paying Agent.

1.4                               Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the First Effective Date hereof, all of the documents listed on Exhibit A hereto.

2

THE ISSUERS

2.1                               Pursuant to Section 8.08 of the Indenture, the Issuers hereby accept the resignation of Resigning Trustee (a) as Trustee under the Indenture effective as of the First Effective Date and (b) as Registrar, Paying Agent and Note Custodian under the Indenture effective as of the Second Effective Date.

2.2                               Effective as of the First Effective Date, the Issuers hereby appoint Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indenture with like effect as if originally named as Trustee.  Effective as of the Second Effective Date, the Issuers hereby appoint Successor Trustee as Registrar, Paying Agent and Note Custodian under the Indenture to succeed to, and hereby vest Successor Trustee with, all the rights, powers and duties of Registrar, Paying Agent and Note Custodian under the Indenture with like effect as if originally named as Registrar, Paying Agent and Note Custodian under the Indenture.

2.3                               Each of the Issuers hereby represents and warrants to Resigning Trustee and Successor Trustee that:

(a)                                 The Company is a limited liability company duly and validly organized and existing pursuant to the laws of the State of Delaware.

(b)                                 The Co-issuer is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

(c)                                  Each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture was validly and lawfully executed and delivered by the Issuers and is in full force and effect, and the Notes were validly issued by the Issuers.

(d)                                 The Issuers have performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(e)                                  No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

(f)                                   No covenant or condition contained in the Indenture has been waived by the Issuers or, to the best of the Issuers’ knowledge, by Holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver.

(g)                                  There is no action, suit or proceeding pending or, to the best of the Issuers’ knowledge, threatened against the Issuers before any court or any governmental authority arising out of any act or omission of the Issuers under the Indenture.

(g)                                  All conditions precedent relating to the appointment of Wilmington Trust, National Association as successor Trustee under the Indenture have been complied with.

2.4                               The Issuers shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and duties as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture.

3

THE SUCCESSOR TRUSTEE

3.1                               Successor Trustee hereby represents and warrants to Resigning Trustee and to the Issuers that:

(a)                                 Successor Trustee is qualified and eligible under the applicable provisions of the Indenture to act as Trustee under the Indenture.

(b)                                 This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

3.2                               Effective as of the First Effective Date, Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, trusts and duties of Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.  Effective as of the Second Effective Date, Successor Trustee hereby accepts its appointment as Registrar, Paying Agent and Note Custodian under the Indenture and accepts the rights, powers and duties of Registrar, Paying Agent and Note Custodian under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Registrar, Paying Agent and Note Custodian under the Indenture.

3.3                               Promptly after the Second Effective Date of this Agreement, the Successor Trustee shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to the Holders of the Notes.

3.4                               References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at 1100 North Market Street, Wilmington, Delaware 19890.

4

MISCELLANEOUS

4.1                               Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

4.2                               This Agreement and the resignation, appointment and acceptance of the Trustee effected hereby shall be effective as of 9:00 AM (New York City time) May 24, 2016 (the “First Effective Date”) and the resignation, appointment and acceptance of the Registrar, Paying Agent and Note Custodian effected hereby shall be effective on June 3, 2016 (the “Second Effective Date”).

4.3                               This Agreement does not constitute a waiver or assignment by any of the parties hereto of any obligation or liability which Resigning Trustee may have incurred in connection with its serving as Trustee under the Indenture prior to the First Effective Date and as Registrar, Paying Agent and Note Custodian prior to the Second Effective Date and does not constitute an assumption by Successor Trustee of any liability or obligation of Resigning Trustee arising out of any action or inaction of Resigning Trustee, including the performance (or non-performance) of its duties or exercise (or non-exercise) of its rights under the Indenture.  Nothing herein shall be construed to transfer or impose upon Successor Trustee any obligations, duties or responsibilities arising or existing prior to the First Effective Date, in the case of its capacity as Trustee, and the Second Effective Date, in the case of its capacity as Registrar, Paying Agent and Note Custodian or any liability for Resigning Trustee’s failure to satisfy any of its obligations, duties or responsibilities arising or existing prior to the First Effective Date, in the case of its capacity as Trustee, and the Second Effective Date, in the case of its capacity as Registrar,

Paying Agent and Note Custodian (whether in its capacity as predecessor in any of such capacities or otherwise arising from any actions or omissions of Resigning Trustee).

4.4                               Resigning Trustee hereby acknowledges payment or provision for payment in full by the Issuers of compensation for all services rendered by Resigning Trustee in its capacity as Trustee, Registrar, Paying Agent and Note Custodian and reimbursement in full by the Issuers of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee, Registrar, Paying Agent and Note Custodian in accordance with the provisions of the Indenture.    This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture.  The Issuers acknowledges their obligation to indemnify Resigning Trustee in the manner set forth in Section 8.07 of the Indenture.

4.5                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

4.6                               This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4.7                               The Issuers acknowledge that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a business relationship or opens an account with the Successor Trustee.  The Issuers agree that they will provide the Successor Trustee with such information as it may request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.

4.8                               This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement.

4.9                               The Issuers, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

4.10                        Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Issuers:

Cloud Peak Energy Resources LLC

385 Interlocken Crescent, Suite 400

Broomfield, Colorado 80021
Attention: General Counsel
Facsimile: (720) 566-3095

If to Resigning Trustee:

Wells Fargo Bank, National Association

625 Marquette Avenue, N9311-110

Minneapolis, Minnesota 55402-2308

Attention: Barry D. Somrock

Facsimile: (612) 316-1014

If to Successor Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attn: Cloud Peak Energy Administrator

Facsimile: (302) 636-4145

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ John Stranak
Name: John Stranak
Title: Vice President of Finance and Treasurer

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ John Stranak
Name: John Stranak
Title: Vice President of Finance and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Resigning Trustee

By:	/s/ Barry D. Somrock
Name:	Barry D. Somrock
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Successor Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

EXHIBIT A

Documents to be delivered to Successor Trustee

1.                                      Executed copy of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture.

2.                                      File of closing documents from initial issuance of the Notes.

3.                                      Pursuant to Section 5.17 of the Indenture, Parent Guarantor has made available to the Holders of the Notes and the Trustee all SEC Reports by posting the same on EDGAR, and no copies have been delivered otherwise to the Trustee.

4.                                      A copy of the most recent compliance certificate delivered pursuant to Section 5.03 of the Indenture.

5.                                      Cede & Co. is the only Holder of the Notes, and no “stop transfers” are in place.

6.                                      Copies of any official notices sent by the Trustee to all the Holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee’s annual report to Holders delivered pursuant to Section 8.06 of the Indenture, if the Trustee was required to transmit such report.

7.                                      List of any documents which, to the knowledge of Resigning Trustee, are required to be furnished but have not been furnished to Resigning Trustee.

8.                                      Trust account statements (asset & transaction) for the one-year period preceding the date of this Agreement.

9.                                      The single Global Note as set forth below:

a.                                      CUSIP No. 18911X AA5, Certificate #R-1, $200,000,000 Principal Amount.

10.                               Debt service records and transfer records with respect to the Notes.

EXHIBIT B

NOTICE

To the Holders of Cloud Peak Energy Resources LLC and Cloud Peak Energy Finance Corp.

6.375% Senior Notes due 2024 (CUSIP No. 18911X AA5*)

NOTICE IS HEREBY GIVEN, pursuant to Section 8.08 of the Indenture, dated as of March 11, 2014 (the “Base Indenture”), as amended and supplemented by that certain First Supplemental Indenture, dated as of March 11, 2014 and that certain Second Supplemental Indenture, dated as of September 1, 2015 (the Base Indenture, as so amended and supplemented, the “Indenture”), by and among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, Registrar, Paying Agent and Note Custodian, that Wells Fargo Bank, National Association has resigned as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture.  Capitalized terms used without definition have the meanings ascribed to them in the Indenture.

Pursuant to Section 8.08 of the Indenture, Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as Trustee, Registrar, Paying Agent and Note Custodian under the Indenture.  The address of the designated corporate trust office of the successor Trustee is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Cloud Peak Energy Administrator.

The resignation of Wells Fargo Bank, National Association and the appointment of Wilmington Trust, National Association in the capacity of Trustee under the Indenture was effective as of the opening of business on May 24, 2016 and in the capacity of Registrar, Paying Agent and Note Custodian under the Indenture was effective on June 3, 2016.

Dated: June [   ], 2016

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

BY: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

* No representation is made as to the accuracy or correctness of the CUSIP No.